EXHIBIT H
                                                                    Page 1 of 2

GPU, INC. CONSOLIDATED
ACTUAL AND PRO FORMA CAPITALIZATION

(IN THOUSANDS)

     The actual and pro forma capitalization of GPU, Inc. and Subsidiary Companies at December 31, 1999 is as follows:

                                         Actual           Pro Forma(1)
                                    ---------------      ---------------
                                    Amount       %       Amount       %
                                    ------      ---      ------      ---


Long-term debt                    $ 6,420,910  56.0%   $5,365,228   56.5%
Notes payable                       1,171,869  10.2%      385,832    4.0%
Trust preferred securities            200,000   1.7%      200,000    2.1%
Subsidiary-obligated mantadorily
  Redeemable preferred securities     125,000   1.1%      125,000    1.3%
Preferred stock                        96,649   0.8%       96,649    1.0%
Common equity                       3,464,953  30.2%    3,339,953   35.1%
                                   ---------- -----     ---------  -----

      Total                       $11,479,381 100.0%   $9,502,662  100.0%
                                   ========== =====     =========  =====

(1)   Reflects the following adjustments:

    (a) The sale in April 2000 of GPU Powernet and GPU Gasnet for their book value of $2,389 million (which amount includes the related acquisition and other debt).

    (b) GPU acquisition of MYR Group Inc., for $225 million in cash for which authorization is being sought in SEC File No. 70-9599.

    (c) The issuance through a JCP&L affiliate of asset securitization bonds for $587 million in the third quarter of 2000.

    (d) GPU common stock repurchases of up to $125 million from time to time as subject to favorable market conditions following the sale of the Australian assets.


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                                                                   EXHIBIT H
                                                                   Page 2 of 2

GPU ENERGY SUBSIDIARIES
ACTUAL AND PRO FORMA CAPITALIZATION

(IN THOUSANDS)

      The actual and pro forma capitalization of JCP&L, Met-Ed and Penelec Companies at December 31, 1999 is as follows:

JCP&L

                                         Actual           Pro Forma(1)
                                    ---------------      ---------------
Capitalization                      Amount       %       Amount       %
--------------                      ------      ---      ------      ---

Long-term debt                    $1,173,773   42.2%   $1,561,773   52.6%
Notes payable                          -        0.0%        -        0.0%
Trust preferred securities             -        0.0%        -        0.0%
Subsidiary-obligated mantadorily
  redeemable preferred securities    125,000    4.5%      125,000    4.2%
Preferred stock                       96,649    3.5%       96,649    3.3%
Common equity                      1,385,367   49.8%    1,185,367   39.9%
                                   ---------  -----     ---------  -----

      Total                       $2,780,789  100.0%   $2,968,789  100.0%
                                   =========  =====     =========  =====

(1) Includes the Asset Securitization Issuance of $587 million less a paydown on debt of $199 million.

Met-Ed

                                         Actual           Pro Forma(1)
                                    ---------------      ---------------
Capitalization                      Amount       %       Amount       %
--------------                      ------      ---      ------      ---

Long-term debt                    $  546,908   47.6%   $  596,908   52.0%
Notes payable                          -        0.0%      105,000    9.1%
Trust preferred securities           100,000    8.7%      100,000    8.7%
Subsidiary-obligated mantadorily
  redeemable preferred securities      -        0.0%        -        0.0%
Preferred stock                        -        0.0%        -        0.0%
Common equity                        501,417   43.7%      346,417   30.2%
                                   ---------  -----     ---------  -----

      Total                       $1,148,325  100.0%   $1,148,325  100.0%
                                   =========  =====     =========  =====


Penelec

                                         Actual           Pro Forma(1)
                                    ---------------      ---------------
Capitalization                      Amount       %       Amount       %
--------------                      ------      ---      ------      ---

Long-term debt                    $  424,654   40.9%   $  474,654   45.7%
Notes payable                         53,600    5.2%      148,600   14.3%
Trust preferred securities           100,000    9.6%      100,000    9.6%
Subsidiary-obligated mantadorily
  redeemable preferred securities      -        0.0%        -        0.0%
Preferred stock                        -        0.0%        -        0.0%
Common equity                        461,182   44.4%      316,182   30.4%
                                   ---------  -----     ---------  -----

      Total                       $1,039,436  100.0%   $1,039,436  100.0%
                                   =========  =====     =========  =====



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